                                                                    Exhibit 10.2

This instrument prepared /
by and after recording   /
return to:          /
Charlene R. Branda       /
American National Bank   /
Division 503        /
120 S. LaSalle Street    /
Chicago, IL  60603       /


================================================================================

                            AMERICAN NATIONAL BANK
                         AND TRUST COMPANY OF CHICAGO

                                   MORTGAGE
                                   --------

     THIS MORTGAGE is effective as of this 29th day of June, 1999 by and between Quantum Leap Communications, Inc., a Delaware corporation, (hereinafter referred to as "Mortgagor") and American National Bank and Trust Company of Chicago, a national banking association, (hereinafter referred to as "Mortgagee").

                                  WITNESSETH

     WHEREAS, to secure the payment of (i) an indebtedness in the amount of TWO MILLION TWO HUNDRED FORTY AND NO/100 DOLLARS ($2,240,000.00), to be paid with interest thereon evidenced by a certain Installment Note (Secured) bearing even date executed by Mortgagor and any amendments, modifications, extensions, renewals, or replacements thereof and (ii) an indebtedness in the amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), to be paid with interest thereon evidenced by a certain Promissory Note (Secured) dated June 25, 1999 executed by Leapnet, Inc., YAR Communications, Inc., Quantum Leap Communications, Inc. and The Leap Partnership, Inc. ("Borrower") and any amendments, modifications, extensions, renewals, or replacements thereof (herein collectively referred to as the "Note") and notwithstanding anything to the contrary contained in this Mortgage, the amount secured by this Mortgage, including all other present and future, direct and indirect obligations and liabilities of Mortgagor and Borrower, shall not exceed the principal sum of two times the principal amount of the Notes at any one time outstanding, and pursuant to authority granted by its Board of Directors, Mortgagor hereby mortgages, conveys, transfers and grants unto Mortgagee, its successors and assigns forever, Real Estate, and all improvements thereon, situated in the County of Cook, State of Illinois, (hereinafter referred to as the "Mortgaged Property" or "Premises") legally described in Exhibit "A" attached hereto and by this reference made a part hereof; and

     WHEREAS, this Mortgage shall secure any and all amendments, modifications, extensions, renewals or replacements of the whole or any part of the indebtedness hereby secured, however evidenced, with interest at such lawful rate as may be agreed upon and any such renewals or extensions of any change in the terms or rate of interest shall not impair in any manner the validity of or priority of this Mortgage, or release the Mortgagor from personal liability for the indebtedness hereby secured.

     TOGETHER, with all buildings, and improvements now or hereafter thereto belonging upon the Mortgaged Property or any part thereof and all fixtures now or hereafter installed including, but not limited to, all lighting, cooling, ventilating, air conditioning, plumbing, sprinklers, communications, electrical systems and the equipment pertaining thereto together with the rents, issues, profits and leases of the Mortgaged Property.

     TO HAVE AND HOLD the premises unto said Mortgagee, its successors and assigns, forever, for the purpose and uses set forth herein.


                            I. MORTGAGOR COVENANTS

     Mortgagor represents to and covenants with Mortgagee that Mortgagor holds fee simple title to the Mortgaged Property, free and clear of any and all liens and encumbrances except for Mortgage to Nanofast, Inc., and Mortgagor has the power and authority to mortgage the Mortgaged Property.

     Mortgagor shall maintain or cause to be maintained the Mortgaged Property in good repair, working order, and condition and make or cause to be made, when necessary, all repairs, renewals, and replacements, structural, non-structural, exterior, interior, ordinary and extraordinary. Mortgagor shall refrain from and shall not permit the commission of waste in or about the Mortgaged Property and shall not remove, demolish, alter, change or add to the structural character of any improvement at any time erected on the Mortgaged Property without the prior written consent of Mortgagee, except as hereinafter otherwise provided. Mortgagor covenants and agrees that in the ownership, operation and management of the Premises Mortgagor will observe and comply with all applicable federal, state and local statutes, ordinances, regulations, orders and restrictions. If this Mortgage is on a condominium or a planned unit development, Mortgagor shall perform all of Mortgagor's obligations under the declaration of covenants creating or governing the condominium or planned unit development, the by-laws and regulations of the condominium or planned unit development, and constituent documents. Mortgagee shall have the right at any time, and from time to time, to enter the Premises for the purpose of inspecting the same.

                                 II. INSURANCE

     Mortgagor shall at all times keep the Mortgaged Property, including all buildings, improvements, fixtures and articles or personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by Mortgagee, including without limitation: (a) all-risk fire and extended coverage insurance, with vandalism and malicious mischief endorsements, for the full replacement value of the Premises; in an agreed amount, with inflation guard endorsement; (b) if there are tenants under leases at the Premises, rent or business loss insurance for the same perils described in (a) above payable at the rate per month and for the period specified from time to time by Mortgagee; (c) boiler and sprinkler damage insurance in an amount reasonably satisfactory to Mortgagee, if and so long as the Premises shall contain a boiler and sprinkler system, respectively; (d) if the Premises are located in a flood hazard district, flood insurance whenever in the opinion of Mortgagee such protection is necessary and available; and (e) such other insurance as Mortgagee may from time to time reasonably require. Mortgagor also shall at all times maintain comprehensive public liability, property damage and workmen's compensation insurance covering the Premises and any employees thereof, with such limits for personal injury, death and property damage as Mortgagee may reasonably require. All policies of insurance to be furnished hereunder shall be in forms, companies, amounts and deductibles reasonably satisfactory to Mortgagee, with mortgage clauses attached to all policies in favor of and in form satisfactory to Mortgagee, including a provision requiring the coverage evidenced thereby shall not be terminated or materially modified without thirty (30) days prior written notice to Mortgagee. Mortgagor shall deliver all policies, including additional and renewal policies, to Mortgagee, and, in the case of insurance about to expire, shall deliver renewal policies not less than thirty (30) days prior to their respective dates of expiration.

     Mortgagor shall not take out separate insurance concurrent in form of contributing in the event of loss with that required to be maintained hereunder unless Mortgagee is included thereon under a standard mortgage clause acceptable to Mortgagee. Mortgagor immediately shall notify Mortgagee whenever any such separate insurance is taken out and promptly shall deliver to Mortgagee the policy or policies of such insurance.

     In the event of loss Mortgagor will give immediate notice by mail to Mortgagee, who may make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and the insurance proceeds, or any part thereof, shall be applied by Mortgagee to the restoration or repair of the property damaged. In the event of foreclosure of this Mortgage, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale. Mortgagor shall furnish Mortgagee, without cost to Mortgagee, at the request of Mortgagee, from time to time, evidence of the replacement value of the Premises.

     If Mortgagor fails to keep the Mortgaged Property insured in accordance with the requirements of the Loan Documents, Mortgagee shall have the right, at its option, to provide for such insurance and pay the premiums thereof, and any amounts paid thereon by the Mortgagee shall bear interest at the Default Rate (as herein defined) from the date of payment.

     Unless Mortgagor provides Mortgagee with evidence of the insurance coverage required by this Mortgage, Mortgagee may purchase insurance at Mortgagor's expense to protect Mortgagee's interests in the Mortgaged Property. This insurance may, but need not, protect Mortgagor's interests. The coverage that Mortgagee purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Mortgaged Property. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained insurance as required by this Mortgage. If Mortgagee purchases insurance for the Mortgaged Property, Mortgagor will be responsible for the costs of that insurance, including interest and other charges Mortgagee may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Mortgagor's total outstanding balance or obligation. The costs of the insurance may be more than the cost of the insurance Mortgagor is able to obtain on its own.

                     III. PAYMENT OF TAXES AND ASSESSMENTS

     Mortgagor shall pay before any penalty or interest attaches all general taxes, special taxes, special assessments, water charges, sewer service charges, and all other liens or charges levied or assessed against the Premises of any nature whatsoever when due, and shall furnish to Mortgagee duplicate receipts of payment therefor. If any special assessment is permitted by applicable law to be paid in installments, Mortgagor shall have the right to pay such assessment in installments, so long as all such installments are paid prior to the due date thereof. With respect to any tax or assessment which Mortgagor may desire to contest, Mortgagor shall pay such tax or assessment in full under protest in order to prevent a default under this Mortgage on account thereof.

                       IV. FUNDS FOR TAXES AND INSURANCE

     If required by Mortgagee, Mortgagor shall pay to Mortgagee, at the times provided in said Note for payment of installments of principal and interest, and in addition thereto, installments of taxes and assessments to be levied upon the Premises, and installments of the premiums that will become due and payable to renew the insurance hereinabove provided; said installments to be substantially equal and to be in such amount as will assure to Mortgagee that not less than thirty (30) days before the time when such taxes and premium respectively become due, Mortgagor will have paid to Mortgagee a sufficient amount to pay such taxes and premiums in full. Said amounts paid to Mortgagee hereunder need not be segregated or kept in a separate fund and no interest shall accrue or be payable thereon. Said amounts shall be held by Mortgagee as additional security for the indebtedness secured hereby. Said amount shall be applied to the payment of said taxes, assessments and insurance premiums when the same become due and payable; provided, however, that Mortgagee shall have no liability for any failure to so apply said amounts for any reason whatsoever. Nothing herein contained shall in any manner limit the obligation of Mortgagor to pay taxes and to maintain insurance as above provided. In the event of any default by Mortgagor, Mortgagee may, at its option but without any obligation on its part so to do, apply said amount upon said taxes, assessments and insurance premiums, and/or toward the payment of any amounts payable by Mortgagor to Mortgagee under the Mortgage and/or toward the payment of the indebtedness secured hereby or any portion thereof, whether or not then due or payable. Mortgagee shall not require payments hereunder so long as Mortgagor makes timely payment of taxes and insurance and provides Mortgagee with evidence of same.

                     V. PROTECTION OF MORTGAGEE'S SECURITY

     If default be made in the payment of any of the aforesaid taxes or assessments or in making repairs or replacements or in procuring and maintaining insurance and paying the premiums therefore, or in keeping or performing any other covenant of Mortgagor herein, Mortgagee may, at its option and without any obligation on its part so to do, pay said taxes and assessments, make such repairs and replacements, effect such insurance, pay such premiums, and perform any other covenant of Mortgagor herein. All amounts expended by Mortgagee hereunder shall be secured hereby and shall be due and payable by Mortgagor to Mortgagee forthwith on demand with interest thereon at the rate applicable under the Note from the date of such expenditure.

                VI. REIMBURSEMENT FOR MORTGAGEE'S LEGAL EXPENSE

     In the event that Mortgagee is made a party to any suit or proceedings by reason of the interest of Mortgagee in the Premises, Mortgagor shall reimburse Mortgagee for all costs and expenses, including attorney's fees, incurred by Mortgagee in connection therewith, whether or not said proceeding or suit ever goes to trial. All amounts incurred by Mortgagee hereunder shall be secured hereby and shall be due and payable by Mortgagor to Mortgagee forthwith on demand with interest thereon at the rate applicable under the Note from the date of such expenditure.

                           VII. FINANCIAL STATEMENTS

     Throughout the term of the Mortgage, Mortgagor shall cause to be furnished to Mortgagee such financial information concerning the Mortgagor as Mortgagee may reasonably request from time to time, the reasonably free access to the Mortgaged Property and to inspect all work done and materials furnished in connection with the Mortgaged Property, and to inspect all books, records and contracts of Mortgagor relating to the Mortgaged Property.

                              VIII. CONDEMNATION

     If all or any part of the Mortgaged Property is damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid indebtedness secured by this instrument, is hereby assigned to Mortgagee, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Mortgagor and the same shall be paid forthwith to Mortgagee, who shall release any such award or monies so received or apply the same in whole or in part, after the payment of all expenses, including reasonable costs and attorney's fees, to the restoration or repair of the property damaged, if the property can be restored or repaired to constitute a complete architectural unit. In the event the said property cannot be restored or repaired to constitute a complete architectural unit, then such award or monies received after the payment of expenses of Mortgagee as aforesaid shall be applied on account of the unpaid principal balance of the Note, irrespective of whether such principal balance is then due and payable. Furthermore, in the event such award or monies so received shall exceed the cost of restoration or repair of the property and expenses of Mortgagee as aforesaid, then such excess monies shall be applied on account of the unpaid principal balance of the Note, irrespective of whether such principal balance is then due and payable.

                             IX. EVENTS OF DEFAULT

     Each of the following shall constitute an "Event of Default" for purpose of this Mortgage:

     (A) Failure to make prompt payment, when due, of any payment of principal or interest under the Note and such failure to pay remains unremedied for a period of seven (7) days.

     (B) Failure to promptly perform or observe any other covenant, promise, term or agreement contained in the Mortgage, Note, assignment or parts of any other loan document executed in connection with this loan transaction and such failure remains unremedied for a period of seven
          (7) days.

     (C) Any sale, agreement, transfer, lease, agreement to transfer, grant of security interest, mortgage, or other encumbrance or alienation of any interest in the Mortgaged Property without the prior written consent of Mortgagee.

     (D) Failure to make prompt payment, when due, of any payment of principal or interest under any agreement, loan documents, notes or instrument now or hereafter delivered to Mortgagee.

     (E) The commencement of any petition in Bankruptcy, whether voluntary or involuntary by or against Mortgagor or if Mortgagor is adjudicated bankrupt or insolvent or files any petition or answer seeking restoration, assignment, composition, liquidation or similar relief under the present or any future Federal or state law or seeks or covenants to acquiesces in the appointment of any trustee, receiver, or similar officer of Mortgagor, regarding the Mortgaged Property.

     (F) Any material adverse change in the financial condition of Mortgagor or any Guarantor of this Mortgage or the Note.

                     X. MORTGAGEE'S DETERMINATION OF FACTS

     Mortgagee will at all times be free independently to establish to its satisfaction and in its absolute discretion the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition, warranty or covenant of this Mortgage or in any other loan documents.

                       XI. ACCELERATION AND DEFAULT RATE

     If an Event of Default occurs, Mortgagee may, at its option, declare the whole of the indebtedness hereby secured to be immediately due and payable without notice to Mortgagor. Then, at any time thereafter, at the sole option of Mortgagee, the principal balance and accrued interest on the Note shall become immediately due and payable, and any other sums secured hereby shall become immediately due and payable. All sums coming due and payable hereunder shall bear interest, after acceleration, at the Default Rate, which shall mean the interest rate stated in the Note plus three percent (3%) per annum and shall constitute additional indebtedness secured by this Mortgage. After any such Event of Default, Mortgagee may institute or cause to be instituted, proceedings for the realization of its rights under this Mortgage or any other loan documents.

                 XII. RIGHTS, POWERS AND REMEDIES OF MORTGAGEE

     When the indebtedness hereby secured, or any part thereof, shall become due, whether by acceleration or otherwise, Mortgagee may at its election:

     (A) Foreclose this Mortgage by legal action, as provided by Illinois Statutes and this paragraph shall further authorize a power of sale as provided by said statutes.

     (B) Enter upon and take possession of the Mortgaged Property with the irrevocable consent of Mortgagor as granted and evidenced by execution of this Mortgage. As Mortgagee in possession, Mortgagee may hold, operate, manage and control the Mortgaged Property and conduct business, if any, either personally or by its agents. The Mortgagee may collect rents and lease the Mortgaged Property, cancel or modify existing leases and generally exercise all powers and rights customarily incident to ownership. Mortgagee may pay out of any rents collected, taxes, insurance, conversions, fees and any expenses attributable to the Mortgaged Property.

     (C) Upon, or at any time after the filing of a complaint or petition to foreclose this Mortgage, Mortgagee may apply to the court for appointment of a receiver of the Mortgaged Property. Such receiver shall have the power to collect the rents, issues and profits of the Mortgaged Property during the pendency of the foreclosure suit up to and after any sale of the Mortgaged Property. The court may authorize the receiver to apply net income from management and control of the Mortgaged Property in whole or in part to the indebtedness secured hereby or to any tax or special assessment which may be or become superior to the lien hereof.

                          XIII. CROSS-DEFAULT CLAUSE

     Any default by Mortgagor in the performance or observance of any covenant, promise, condition or agreement hereof shall be deemed an Event of Default under each of the loan documents, entitling Mortgagee to exercise all or any remedies available to Mortgagee under the terms of any or all loan documents, and any default or Event of Default under any other loan document, relating to any of Mortgagor's obligations to Mortgagee, shall be deemed a default hereunder, entitling Mortgagee to exercise any or all remedies provided for herein. Failure by Mortgagee to exercise any right which it may have hereunder shall not be deemed a waiver thereof unless so agreed in writing by Mortgagee, and the waiver by Mortgagee of any default by Mortgagor hereunder shall not constitute a continuing waiver of any other default or of the same default in the future.

                             XIV. BUSINESS PURPOSE

     Mortgagor covenants that the proceeds of the loan evidenced by the Note and secured by this Mortgage will be used for the purposes specified in Paragraph
(1) (C) of 815 ILCS 205/4, and that the principal obligation constitutes a business loan which comes within the purview of said statute.

                           XV. WAIVER OF REDEMPTION

     (A) Mortgagor hereby waives all rights of redemption and/or equity of redemption which exist by statute or common law for sale under any order or decree of foreclosure of this Mortgage on its own behalf and on behalf of each and every person, beneficiary or any other entity, except decree or judgment creditors of Mortgagor who may acquire any interest in or title to the Mortgaged Property or the trust estate subsequent to the date hereof.

     (B) Mortgagor hereby waives the benefit of all appraisement, valuation, stay, or extension laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein.

     (C) Mortgagor hereby waives the benefit of any rights or benefits provided by the Homestead Exemption laws, if any, now or hereafter in force.

                     XVI. MORTGAGEE'S RIGHT OF INSPECTION

     Mortgagee and/or its representative shall have the right to inspect the Mortgaged Property at all reasonable times and access thereto shall be permitted for that purpose.

                           XVII. FURTHER INSTRUMENTS

     Upon request of Mortgagee, Mortgagor will execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage.

                                XVIII. NOTICES

     Any notice, demand, requests or other communication desired to be given or required pursuant to the terms hereof shall be in writing and shall be delivered by personal service or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows or to such other address as the parties hereto may designate in writing from time to time:

          Mortgagor:     Quantum Leap Communications, Inc.
                         22 West Hubbard Street
                         Chicago, Illinois 60610

                         Attn. Robert C. Bramlette

          Mortgagee:     American National Bank and Trust Company of Chicago
                         120 South LaSalle Street
                         Chicago, Illinois  60603

                          XIX. SUCCESSORS AND ASSIGNS

     This Mortgage and all provisions hereof shall run with the Mortgaged Property and shall be binding upon and enforceable against Mortgagor and its permitted successors, grantees and assigns, any subsequent owner or owners of the Premises who acquire the Premises subject to this Mortgage and all persons claiming under or through Mortgagor, and the word "Mortgagor" when used herein shall include all such persons and all persons liable for the payment of the indebtedness or any part thereof, whether or not such persons shall have executed the Note or this Mortgage. This Mortgage and all provisions hereof shall inure to the benefit of Mortgagee, its successors and assigns and any holder or holders, from time to time, of the Note.

     All of the covenants and conditions hereof shall run with the land and shall be binding upon and inure to the benefit of the successors and assigns of Mortgagor and Mortgagee, respectively, and all persons claiming through or under them. Any reference herein to Mortgagee shall include the successors and assigns of Mortgagee. Mortgagor shall not assign its interest without the prior written consent of Mortgagee.

                           XX. ENVIRONMENTAL MATTERS

     (A) Mortgagor hereby represents and warrants to the Mortgagee that neither Mortgagor, nor any of their affiliates or subsidiaries, nor, to the best of Mortgagor's knowledge, any other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of in, under or at the Premises or any part thereof, and that the Premises has never been used by Mortgagor, or any other affiliates or subsidiaries, or, to the best of Mortgagor's knowledge, by any other person or entity, as a temporary or permanent dump or storage site for any Hazardous Material. "Hazardous Material" means any hazardous, toxic, or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order of decree regulating, relating to or imposing liability or standards on conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

     (B) Without limitation on any other provision hereof, Mortgagor hereby agrees to indemnify and hold Mortgagee harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any kind whatsoever including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any of the following (collectively, "Environmental Laws"): The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, now or hereafter in force, regulating, relating to, or imposing liability or standards on conduct concerning any Hazardous Material paid, incurred, suffered by or asserted against Mortgagee as a direct or indirect result of any of the following regardless of whether or not caused by, or within the control of Mortgagor: (i) the presence of any Hazardous Material on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release of any Hazardous Material from (a) the Premises or any part thereof, or (b) any other real property in which Mortgagor or any of their affiliates or subsidiaries holds any estate or interest whatsoever (including, without limitation, any property owned by a land trust the beneficial interest in which is owned, in whole or in part, by the beneficiary of any of its affiliates or subsidiaries), or (ii) any liens against the Premises permitted or imposed by environmental laws, or any actual or asserted liability or obligations of Mortgagor or any of their affiliates or subsidiaries under any environmental laws, or (iii) any actual or asserted liability or obligations of Mortgagor or any of its affiliates or subsidiaries under any environmental law relating to the Premises.

     (C) Mortgagor hereby agrees to comply with all applicable environmental laws, rules and regulations related to hazardous wastes, materials and substances.

     (D) Mortgagor hereby agrees to notify Mortgagee, in writing, immediately after Mortgagor has actual or constructive notice of the release of any hazardous waste, material or substances onto Mortgaged Property and to take prompt and diligent remedial action.

                           XXI. REMEDIES CUMULATIVE

     The rights and remedies herein provided are cumulative and Mortgagee may recover judgment on the Note, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security or any right or remedy afforded by this Mortgage and no enumeration of special rights or powers by any provision of this Mortgage shall be construed to limit any grant of general rights or powers, or to take away or limit any and all rights granted to or vested in the Mortgagee by virtue of the laws of Illinois.

                XXII. INCORPORATION OF UNIFORM COMMERCIAL CODE

     To the extent that this instrument may operate as a security agreement under the Uniform Commercial Code, Mortgagee shall have all rights and remedies conferred therein for the benefit of a secured party (as said term is defined in the Uniform Commercial Code).

     IN WITNESS WHEREOF, this Mortgage is effective as of the day and year first above written.

QUANTUM LEAP COMMUNICATIONS, INC., a Delaware corporation

By:  /s/ Robert C. Bramlette, Vice President
     ---------------------------------------